EXHIBIT 4.1


                            DIVOT GOLF CORPORATION
                      201 N. FRANKLIN STREET, SUITE 200
                             TAMPA, FLORIDA 33602


                                                            September __, 1998


Ray Floyd Enterprises, Inc.
231 Royal Palm Way, Suite 100
Palm Beach, Florida 33480
Attn: George A. Lesnick, Managing Director


      Re:   Registration Rights and Related Matters

Ladies and Gentlemen:

      Reference is hereby made to that certain License Agreement, dated as of September __, 1998, (the "License Agreement") by and between RAY FLOYD ENTERPRISES, INC., a Florida corporation ("Holder"), RAYMOND FLOYD, individually ("Floyd") and DIVOT - RFG JOINT VENTURE, L.L.C., a Florida limited liability company (the "Licensee"), of which DIVOT GOLF CORPORATION, a Delaware corporation ("Company"), and EAGLE GOLF ENTERPRISES, INC., a Florida corporation, are the sole members.

      Pursuant to the License Agreement, the Holder will receive and the Company shall issue and deliver to the Holder an aggregate of 354,463 shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock"), all of which Shares were issued and delivered upon execution of the License Agreement, and of which 137,445 Shares (the "Conditional Shares") are subject to future redemption by the Company as provided in the License Agreement. In connection with the Shares, the parties to this letter agreement ("Agreement") do hereby agree as follows:

A.  Representations by Company

      The Company represents and warrants to Holder that:

      1.  Corporate   Existence.   The   Company  is  a   corporation   duly
organized, validly existing and in good standing under the laws of the state of its incorporation.

      2. Enforceability. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

      3. Company's SEC Filings; Resale Registration Statement. The Company has heretofore delivered to the Holder copies of (i) the Company's Registration Statement on Form SB-2 (the "Resale Registration"), as filed with the Securities and Exchange Commission (the "SEC") on July 2, 1998, relating to, among other things, proposed registered sales of Company Common Stock by holders thereof,
(ii) the Company's Proxy Statement, dated May 6, 1998, as filed with the SEC, and (iii) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, and the Company's Quarterly Reports on Form 10-QSB for the three months ended March 31, 1998, and the six months ended June 30, 1998, respectively. As of their respective dates, such documents (collectively, the "SEC Filings") complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited

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consolidated  interim  financial  statements of the Company included in such SEC
Filings were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, as to unaudited statements, except for the absence of notes thereto), and present fairly in all material respects the financial position of the Company as of the dates thereof and the results of the Company's operations for the periods then ended (subject, in the case of unaudited interim financial statements, to year-end adjustments, all of which adjustments will consist of normal recurring accruals consistent with past practice).

      4. Absence of Certain Changes. Since December 31, 1997, neither the Company nor any of its subsidiaries has, except as disclosed otherwise in the SEC Filings, (a) incurred any liability material to the Company and its subsidiaries on a consolidated basis, except in the ordinary course of its business consistent with past practices; (b) suffered a change or any event involving a prospective change, in the business, assets, financial condition or results of operation which has had, or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company's consolidated business, assets, financial condition or results of operations.

      5. The Shares. All the Shares are duly authorized and validly issued to the Holder, fully paid and nonassessable, free and clear of all liens and encumbrances, and are not subject to preemptive or similar rights; except for the Company's right to redeem the Conditional Shares as expressly provided in the License Agreement. The Shares are listed for trading on the Nasdaq Small Cap Market. The Company agrees that if requested by Holder, the Company and its securities counsel shall assist the Holder at the Company's expense in preparing and filing any SEC filings required to be made by Holder from time to time in respect of its ownership of the Shares (Form 13D, Forms 3 and 4, etc.).

B.  Registration Rights

      1. Registration Statement. The Company hereby agrees that it shall prepare and file, as soon as practicable but in no event later than October 31, 1998, a registration statement (the "Registration Statement") on appropriate form with the SEC under the Securities Act so as to permit the Holder (and each of Holder's assignees of Shares that are affiliates of Holder (including Permitted Assigns under Section C below); each also being a "Holder" for purposes of this Section B) to sell in the Holder's discretion all or any portion of the Shares from time to time in transactions registered under the Securities Act; it being acknowledged that the Company has determined in its discretion and hereby agrees to satisfy such registration requirements by appropriately amending the Resale Registration in accordance with applicable law to serve as the Registration Statement for such purpose and meet such requirements, which amendment shall be filed as soon as practicable and no later than October 31,1998 In the event that the Registration Statement is not declared effective by the SEC on or before the 30th day after the filing of such amendment (or on or before December 31, 1998 if prior to effectiveness the SEC provides comments on the Resale Registration which require another amendment to the Resale Registration and the Company maintains diligent efforts through such date to cause the Resale Registration to become effective as soon as practicable) (such date, as applicable, being the "Demand Date"), then the Holder shall have the right to demand that the Company prepare and file as soon as practicable, but in no event later than 30 days after such demand, another Registration Statement on appropriate form with the SEC under the Securities Act so as to permit the Holders to sell in their discretion all or any portion of the Shares from time to time in transactions registered under the Securities Act. The Company shall use its best efforts to cause any such Registration Statement to be declared effective by the SEC as soon as practicable following the filing thereof, and to remain effective until the earlier to occur of the second annual anniversary of the date of this Agreement, or such time as the Holders no longer hold any Shares (or such earlier time after the first anniversary hereof when Rule 144 under the Securities Act is available for use by Holders to sell all of the Shares then held by them without limitation under the volume limits of Rule 144). The Company shall pay all expenses in connection with any such registration, including, without limitation, the expenses of its counsel and accountants, SEC and Nasdaq fees, financial printers, etc.; it being agreed however that the Company shall not be liable for any discounts or commissions of any underwriter or dealer or any counsel engaged by any Holder.

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      If the Company  determines to commence an underwritten  public offering of its capital stock at any time when the Registration Statement is required to be effective as to any Shares under the foregoing paragraph, the Company shall (i) promptly notify the Holder of such proposed offering and (ii) permit the Holders to include any Shares held by them in such offering on the same pricing terms (and shall include such Shares in any registration statement relating thereto); provided, however, that if the managing underwriter advises the Company that the inclusion of all Shares proposed to be included by the Holders in the underwritten public offering (the "Holder Shares") together with all other shares of Common Stock proposed to be included therein by holders (other than the Holders) to which the Company has a legal obligation to include in such offering (the "Other Shares") would, in the managing underwriter's reasonable judgment, jeopardize the success of the Company's offering, then the Company shall be required to include in the offering (in addition to the number of shares to be sold by the Company) only that aggregate number of Shares and Other Shares that the managing underwriter reasonably believes will not jeopardize the success of the Company's offering, and the number of Shares and Other Shares to be included in such underwritten public offering shall be allocated among the holders thereof pro rata based upon the number of shares of Shares and Other Shares requested by the holders thereof to be registered in such underwritten public offering; it being agreed that no other selling shareholders shall participate in such offering (except as permitted under this paragraph) unless all requested Holder Shares are included therein.

      2. Indemnification. In connection with the registration of any Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Holder of such shares, each underwriter of such shares, if any, each such broker or any other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact contained in any registration statement under which such Shares were registered under the Securities Act, any final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by the Company incident to the registration or qualification of any Shares, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any final prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violations by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse each Holder, such underwriter, broker or other person acting on behalf of such Holder and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be so obligated to indemnify and reimburse any Holder for any such loss, claim, damage or liability that arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said final prospectus or said amendment or supplement or any document incident to the registration or qualification of any Shares in reliance upon and in conformity with information furnished by such Holder to the Company in writing specifically for use in preparation thereof. The Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in this paragraph for the indemnification of Holder by the Company) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement or final prospectus contained therein or any amendment or supplement thereto, if and only if such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company by Holder in writing specifically for use in the preparation of such registration statement, final prospectus or amendment or supplement.

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      3.  Additional Registration Procedures.

            a. The Registration Statement shall permit the Holders to sell Shares directly or through agents, dealers, brokers or underwriters, in the over-the-counter market, or otherwise, on terms and conditions determined by the selling Holders at the time of sale by negotiation, or by market prices or otherwise.

            b. During the time that the Shares are required to be registered hereunder, the Company shall promptly amend the Registration Statement (and its Prospectus) as required from time to time such that it complies with all applicable requirements of the Securities Act, including, without limitation, if necessary to reflect the Additional Shares upon issuance thereof or to disclose the selling Holders. Upon request of a Holder in connection with any proposed registered sale of Shares under the Registration Statement, the Company shall promptly furnish to Holders the opinion of the Company's legal counsel, addressed to the selling Holders, to the effect that the Registration Statement (and related prospectus) is legally sufficient at such time to effect a registered sale of such Shares by such Holders at such time under the Securities Act, which opinion shall be in form reasonably satisfactory to Holders and include customary opinions given by issuer's counsel regarding registered sales of securities.

            c. In connection with the Company's obligations pursuant to this Agreement, the Company will use its best efforts to effect such registrations to permit the sale of the Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (1) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the participating Holders set forth in such registration statement or supplement to such prospectus;

                  (2) notify the Holders whose Shares are to be covered by the Registration Statement promptly: (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for addition information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate; and, in connection with any such notification, and from time to time upon request of Holders, the Company shall clearly indicate to Holders the periods of time during which the Registration Statement is or will not be available for use by the Holders to effect registered sales of Shares thereunder in accordance with law;

                  (3) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Shares for sale in any jurisdiction, at the earliest possible moment;

                  (4) furnish to the Holders whose Shares are covered by the registration statement, without charge, at least one conformed copy of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

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                  (5) deliver to the Holders  whose  Shares are covered by the registration statement, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto and such other documents as such persons may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by the Holders in connection with the offering and sale of the Shares covered by such prospectus or any amendment or supplement thereto;

                  (6) prior to any registered sale of Shares, use its best efforts to register or qualify such Shares for offer and sale under the securities or blue sky laws of such state jurisdictions as the Holders reasonably request in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Shares covered by the applicable registration statement;

                  (7) cooperate with the Holders whose Shares are covered by such registration statement to facilitate the timely preparation and delivery of certificates representing Shares to be sold and not bearing any restrictive legends unless required by applicable law; and enable such Shares to be in such denominations and registered in such names as the Holders may request at least two business days prior to any registered sale of Shares;

                  (8) upon the occurrence of any event or circumstance that requires an amendment or supplement to the registration statement or prospectus or any change in information incorporated therein, the Company shall notify the Holders of such occurrence and shall prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (9) the  Company   shall   deliver  such   documents   and
certificates as may be reasonably required by the Holders to evidence compliance with this Agreement;

                  (10) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, as soon as reasonably practicable; and

                  (11) use its best efforts to cause all Shares covered by each registration to be listed on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed and to pay all fees and expenses in connection therewith.

C.  Other Agreements.

      1. Permitted Assigns. The Company understands and agrees that the Holder shall be permitted to assign and distribute all or any portion of the Shares to the Holder's shareholders, consisting of Raymond and Maria Floyd, and that such assignee-holders of the Shares shall also have all the rights and benefits of the Holder under this Agreement with respect to their respective Shares (however, only the Holder (Ray Floyd Enterprises, Inc.) shall have the option to exercise its rights under the last sentence of the following paragraph C.2.).

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      2. Registration Timing; Covenant to Redeem; Right of Termination. In the
event that the Company materially breaches, or makes a material misrepresentation or otherwise materially fails to fulfill its obligations, under this Agreement, or if a Registration Statement covering the Shares as required hereunder is not declared effective by the SEC on or before the Demand Date, or if the Registration Statement does not remain effective and usable for registered sales by the Holders for an aggregate period of at least 180 days during the first 12 months after the Registration Statement first becomes effective; then, in any such event, at the option of any Holder in its sole discretion, the Company shall redeem and purchase from such Holder all Shares then held by him in accordance with the redemption terms set forth in Section 15.2(f) of the Licensee's Limited Liability Company Agreement. If such redemption and full payment to Holders therefor does not occur within 15 days after any Holder's request therefor, then at the option of Holder and effective upon delivery of Holder's written notice to the Company, (i) the License Agreement (and all rights of the Licensee thereunder) shall thereupon be automatically cancelled and terminated and of no further force and effect, and
(ii) the Licensee shall be dissolved, and shall promptly windup and liquidate in accordance with law and its Limited Liability Company Agreement; provided, however, the parties agree that in the event that Holder exercises its option under this sentence, the provisions of this sentence shall be the Holders' sole remedy for the Company's failure to register or maintain the registration of the Shares as required under this Agreement, except in the case of fraud or intentional misconduct on the part of the Company.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as the date first set forth above.


                                            DIVOT GOLF CORPORATION

                                       By:
                                                   Joseph R. Cellura
                                                   Chief Executive Officer
Acknowledged and Agreed:

RAY FLOYD ENTERPRISES, INC.


By:
      Raymond Floyd

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The following parties hereby join and agree to the
provisions of Section C.2. (Termination Rights) above:


Divot - RFG Joint Venture, L.L.C.


By:
Name:
Title:



Eagle Golf Enterprises, Inc.


By:
Name:
Title:

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